Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-51494, and 333-143770 on Form S-8, and 333-145668 on Form S-3 of our reports dated August 28, 2007, relating to the consolidated financial statements of AmeriCredit Corp. and subsidiaries, and management’s report on the effectiveness of internal control over financial reporting, appearing in this Current Report on Form 8-K/A of Leucadia National Corporation.

DELOITTE & TOUCHE LLP

Dallas, Texas

April 8, 2008